Media Contact: Marissa Travaline
(609) 561-9000 ext. 4227
mtravaline@sjindustries.com

Investor Contact: Dan Fidell
(609) 561-9000 ext. 7027
dfidell@sjindustries.com

FOR IMMEDIATE RELEASE

SJI Declares Quarterly Dividend

FOLSOM, NJ, August 31, 2020 – SJI’s (NYSE: SJI) board of directors declared its regular dividend of $0.29500 per share for the third quarter of 2020. The dividend is payable October 2, 2020 to shareholders of record at the close of business September 10, 2020. This is SJI’s 69th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About SJI
SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers energy services to its customers through three primary subsidiaries. SJI Utilities, SJI’s regulated natural gas utility business, delivers safe, reliable, affordable natural gas to approximately 700,000 South Jersey Gas and Elizabethtown Gas customers in New Jersey. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.

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